Exhibit (d)(1)

Marshall Funds, Inc.

INVESTMENT ADVISORY CONTRACT

This Contract is made this 1st day of October, 1992 between M&I Investment Management Corp., an investment adviser registered under the Investment Advisers Act of 1940, organized under the laws of Wisconsin and having its principal place of business in Milwaukee, WI (the “Adviser”), and Marshall Funds, Inc., a Wisconsin corporation having its principal place of business in Pittsburgh, Pennsylvania (the “Fund”).

WHEREAS the Fund is an “open-end company” as that term is defined in the Investment Company Act of 1940 (the “Act”) and is registered as such with the Securities and Exchange Commission; and

WHEREAS the Adviser is engaged in the business of rendering investment advisory and management services.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Fund hereby appoints Adviser as Investment Adviser for each of the portfolios (“Portfolios”) of the Fund on whose behalf the Fund executes an exhibit to this Contract, and Adviser, by execution of each such exhibit, accepts the appointments. Subject to the direction of the Board of Directors (“Directors”) of the Fund, Adviser shall provide investment research and supervision of the investments of the Portfolios and conduct a continuous program of investment evaluation and of appropriate sale or other disposition and reinvestment of each Portfolio’s assets. The Adviser shall determine the securities to be purchased or sold by each Portfolio and will place orders pursuant to its determinations with or through such brokers or dealers in conformity with such policies with respect to brokerage as is set forth in the Fund’s then effective Registration Statement and as established from time to time by the Fund’s Directors.

2. Adviser, in its supervision of the investments of each of the Portfolios will be guided by each of the Portfolio’s investment policies and restrictions contained in the Articles of Incorporation and Bylaws of the Fund and as set forth in the Registration Statement and exhibits thereto as may be on file with the Securities and Exchange Commission. The Fund shall deliver copies of all such investment policies and of the Articles of Incorporation and Bylaws of the Fund, as amended from time to time, and the Registration Statement to the Adviser, immediately upon such documents becoming available.

3. Each Portfolio shall pay or cause to be paid, all of the Portfolio’s expenses and the Portfolio’s allocable share of Fund expenses, including, without limitation, the expenses of organizing the Fund and continuing its existence; fees and expenses of Directors and officers of the Fund; fees for investment advisory services and administrative personnel and services; fees and expenses of preparing and filing its Registration Statements under the Securities Act of

1933 and qualifying the Fund, the Portfolios, and shares of the Portfolios (“Shares”) under federal and state laws and regulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto); interest expense, taxes, fees, and commissions of every kind; expenses of issue (including cost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributable to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, accounting, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Directors and shareholders and proxy solicitations therefor; insurance expenses, association membership dues; and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Fund and the Portfolios. The Fund will also pay each Portfolio’s allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Fund to indemnify its officers, Directors, employees, distributors, and agents with respect thereto.

4. Each Portfolio shall pay to Adviser, for all services rendered to each Portfolio by Adviser hereunder, the fees set forth in the exhibits attached hereto.

5. The net asset value of each Portfolio’s Shares as used herein will be calculated to the nearest 1/10th of one cent.

6. The Adviser may from time to time and for such periods as it deems appropriate reduce its compensation (and assume expenses) for one or more of the Portfolios.

7. This Contract shall begin for each Portfolio as of the date of execution of the applicable exhibit and shall continue in effect with respect to each Portfolio presently set forth on an exhibit (and any subsequent Portfolios added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Directors of the Fund, including a majority of the Directors who are not parties to this Contract or interested persons of any such party (other than as Directors of the Fund), cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified a Portfolio in writing at least sixty (60) days prior to the anniversary date of this Contract in any year thereafter that it does not desire such continuation with respect to that Portfolio. If a Portfolio is added after the first approval by the Directors as described above, this Contract will be effective as to that Portfolio upon execution of the applicable exhibit and will continue in effect until the next annual approval of this Contract by the Directors and thereafter for successive periods of one year, subject to approval as described above.

8. Notwithstanding any provision in this Contract, it may be terminated at any time with respect to any Portfolio, without the payment of any penalty, by the Directors of the Fund or by a vote of a majority of the outstanding voting securities of that Portfolio, as defined in Section 2(a)(42) of the Act on sixty (60) days’ written notice to Adviser.

9. This Contract may not be assigned by Adviser and shall automatically terminate in the event of any assignment. For purposes of this Contract, “assignment” shall have the meaning assigned to that term in Section 2(a)(4) of the Act. Adviser may employ or contract with such other person, persons, corporation, or corporations at its own cost and expense as it shall determine in order to assist it in carrying out this Contract.

10. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part of Adviser, Adviser shall not be liable to the Fund or to any of the Portfolios or to any shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security or other investment of a Portfolio.

11. This Contract may be amended at any time by agreement of the parties provided that the amendment shall be approved by the vote of a majority of the Directors of the Fund, including a majority of the Directors who are not parties to this Contract or interested persons of any such party to this Contract (other than as Directors of the Fund) cast in person at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of a Portfolio by a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of such Portfolio.

12. The services of the Adviser to the Fund are not to be deemed exclusive and Adviser should be free to render similar services to others as long as its services to others does not in any way hinder, preclude or prevent the Adviser from performing its duties under this Agreement.

As used herein “Portfolio” refers to a class of the Corporation’s common stock.

13. This Contract shall be construed in accordance with and governed by the internal laws of the State of Wisconsin, provided, however, that nothing herein shall be construed in a manner inconsistent with the Act, the Investment Advisers Act of 1940, or the rules and regulations promulgated pursuant to such respective Acts.

14. This Contract will become binding on the parties hereto upon their execution of the Exhibits to this Contract.